UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	20-0034461
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

MVB Financial Corp. 2013 Stock Incentive Plan (Amended)
(Full title of the plan)

Donald T. Robinson Executive Vice President and Chief Financial Officer 301 Virginia Avenue Fairmont, West Virginia 26554-2777
(304) 363-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James J. Barresi, Esq.
Squire Patton Boggs (US) LLP
201 E. Fourth St., Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 361-1200

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting Registrant. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting Registrant)	Smaller reporting Registrant ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PER SHARE (2)	AMOUNT OF REGISTRATION FEE (1)
Common Stock, $1.00 par value	2,100,000(1)	$18.25	$38,325,000	$4,772

(1)
Represents 2,100,000 additional shares of common stock of MVB Financial Corp. (the “Company”) available for issuance pursuant to the MVB Financial Corp. 2013 Stock Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any anti-dilution provisions, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Company’s outstanding shares of common stock.

(2)	Determined pursuant to Rule 457(c) and (h) based on $18.25, the average of the high and low prices of the Company’s Common Stock on May 30, 2018.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

MVB Financial Corp. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 2,100,000 additional shares of its common stock, $1.00 par value per share (the “Common Stock”), for issuance pursuant to the MVB Financial Corp. 2013 Stock Incentive Plan, as amended (the “Plan”), which shares of Common Stock are in addition to the 1,100,000 shares of Common Stock previously registered on the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 21, 2013 (File No. 333-189512) (the “2013 Registration Statement”). This Registration Statement relates to securities of the same class as those shares of Common Stock registered on the 2013 Registration Statement. The increase in the number of shares authorized for issuance under the Plan, as amended, was approved by the Company’s shareholders at the 2017 annual meeting held on May 16, 2017.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E, the Company has filed only a facing page, all required opinions and consents, the signature page, and any information required in the Registration Statement that was not in the 2013 Registration Statement. This Registration Statement hereby incorporates by reference the contents of the 2013 Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018; (ii) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018; (iii) the Company’s Current Reports on Form 8-K filed with the SEC on February 23, 2018 (two Form 8-K filings), March 27, 2018 and May 16, 2018; and (iv) the Company’s Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Shareholders, filed on April 2, 2018; and (v) the Company’s prospectus supplement dated March 13, 2017, filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933 relating to the Registration Statement on Form S-3 (File No. 333-208949), which registration statement became effective as of January 20, 2016.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement. Notwithstanding the foregoing, no report of the Compensation Committee of the Board of Directors of the Company, no Report of the Audit Committee of the Board of Directors of the Company and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference, and to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is “furnished” to, rather than “filed” with, the SEC, such information or exhibit is specifically not incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or deemed to be a part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or deemed to be a part of this Registration Statement modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the securities offered hereby has been passed upon by Spilman Thomas & Battle, PLLC, Morgantown, West Virginia.

ITEM 8. EXHIBITS

Exhibit Number	DESCRIPTION
4.1
Articles of Incorporation, as amended, of MVB Financial Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014) (File No. 000-50567).

4.2	Amended and Restated Bylaws of MVB Financial Corp. (filed as Exhibit 3.1 to the Form 8-K filed on January 18, 2017 and incorporated herein by reference) (File No. 000-50567).
5.1	Opinion of Spilman Thomas & Battle, PLLC.
23.1	Consent of Dixon Hughes Goodman LLP.
23.2	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature pages to this Registration Statement).
99.1
MVB Financial Corp. 2013 Stock Incentive Plan, as amended (filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017) (File No. 001-34762) (File No. 001-38314).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairmont, state of West Virginia, on June 1, 2018.

MVB Financial Corp.

By:	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Donald T. Robinson or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statements and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Form S-8 has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Larry F. Mazza	Date: June 1, 2018
Larry F. Mazza, President, CEO and Director
(Principal Executive Officer)

/s/ Donald T. Robinson	Date: June 1, 2018
Donald T. Robinson, Executive Vice President and CFO
(Principal Financial and Accounting Officer)

/s/ Stephen R. Brooks	Date: June 1, 2018
Stephen R. Brooks, Chairman

/s/ David B. Alvarez	Date: June 1, 2018
David B. Alvarez, Vice Chairman

/s/ James J. Cava, Jr.	Date: June 1, 2018
James J. Cava, Jr., Director

/s/ Harry E. Dean III	Date: June 1, 2018
Harry E. Dean III, Director

/s/ John W. Ebert	Date: June 1, 2018
John W. Ebert, Director

/s/ Daniel W. Holt	Date: June 1, 2018
Daniel W. Holt, Director

/s/ Gary A. LeDonne	Date: June 1, 2018
Gary A. LeDonne, Director

/s/ Kelly R. Nelson	Date: June 1, 2018
Kelly R. Nelson, Director

/s/ J. Christopher Pallotta	Date: June 1, 2018
J. Christopher Pallotta, Director

EXHIBIT INDEX

Exhibit Number	DESCRIPTION
4.1
Articles of Incorporation, as amended, of MVB Financial Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014) (File No. 000-50567).

4.2	Amended and Restated Bylaws of MVB Financial Corp. (filed as Exhibit 3.1 to the Form 8-K filed on January 18, 2017 and incorporated herein by reference) (File No. 000-50567).
5.1	Opinion of Spilman Thomas & Battle, PLLC.
23.1	Consent of Dixon Hughes Goodman LLP.
23.2	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature pages to this Registration Statement).
99.1
MVB Financial Corp. 2013 Stock Incentive Plan, as amended (filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017) (File No. 001-34762) (File No. 001-38314).